Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

BioTime, Inc.
6121 Hollis Street
Berkeley, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (Nos. 333-109442 and 333-128083), Form S-3 (No. 333-99205) and Form S-8 (Nos. 33-56766, 33-88968, 333-101651, and 333-122844) of BioTime, Inc. of our report dated March 31, 2006, except for Note 3 , which is as of April 13, 2006, relating to the financial statements for the year ended December 31, 2005, which appears in this Form 10-KSB.

/s/ BDO Seidman, LLP

San Francisco, California
April 16, 2007